Exhibit 99.1

                Oil States Announces Third Quarter 2003 Earnings

    HOUSTON, Oct. 27 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) today reported net income of $11.3 million, or $0.23 per diluted share, for the quarter ended September 30, 2003 compared to net income of $10.2 million, or $0.21 per diluted share, in the third quarter of 2002.

    The Company generated $177.2 million of revenues and $23.9 million of EBITDA (defined as net income plus interest, taxes, depreciation and amortization) compared to $154.6 million and $20.1 million, respectively, in the third quarter of 2002(1). This year-over-year improvement of 14.6% in revenues and 18.8% in EBITDA was the result of an improvement in North American drilling activity, continued strong deepwater development and incremental results of the Company's acquisitions completed in the third quarter 2002. The Company's effective tax rate for the third quarter of 2003 was 26.6% compared to an effective tax rate of 22.6% in the third quarter of 2002. Capital expenditures during the third quarter of 2003 totaled
$11.4 million.

    For the first nine months of 2003, the Company reported net income of $34.9 million, or $0.71 per diluted share, on revenues of $526.3 million and EBITDA of $73.1 million. For the corresponding period in 2002, the Company reported net income of $28.2 million, or $0.58 per diluted share, on revenues of $456.0 million and $56.0 million of EBITDA. This performance represents year-over-year revenue and EBITDA increases of 15.4% and 30.7%, respectively.


    BUSINESS SEGMENT RESULTS


    Well Site Services

    Benefiting from increases in North American drilling and workover activity, Well Site Services' revenues and EBITDA were $56.6 million and $12.5 million, respectively, in the third quarter of 2003 compared to $44.3 million and $8.9 million in the third quarter of 2002. With a year-over-year increase of 33.7% in the North American drilling rig count and a year-over-year increase of 20.1% in the North American workover rig count, the Company had improved utilization and efficiency of its Well Site Services' assets, generating increases of 27.8% and 40.6% in revenues and EBITDA, respectively. These improved activity levels were partially offset by continued weakness in the US offshore drilling and workover markets, limiting the Company's ability to achieve full utilization or to significantly increase prices in several of its Well Site Services business lines.


    Offshore Products

    For the third quarter of 2003, Offshore Products generated $59.3 million of revenues and $10.9 million of EBITDA, compared to $55.5 million of revenues and $10.9 million of EBITDA in the third quarter of 2002. Gross margins decreased slightly to 27.3% in the third quarter of 2003 from 28.0% in the third quarter of 2002, as a result of product mix and lower realized margins on rig equipment products. Offshore Products' backlog was $72.9 million at September 30, 2003 compared to $80.2 million at June 30, 2003 and $104.0 million at September 30, 2002.


    Tubular Services

    Tubular Services generated $61.3 million of revenues and $1.9 million of EBITDA in the third quarter of 2003 compared to $54.8 million of revenues and $1.7 million of EBITDA in the third quarter of 2002. The average US rig count increased 27.6% to 1,088 rigs in the third quarter of 2003 compared to 853 average rigs working in the third quarter of 2002. Tubular Services shipped 69.8 thousand tons of OCTG in the third quarter of 2003 compared to
59.2 thousand tons in the third quarter of 2002. The third quarter of 2002 results included $4.5 million of higher margin international sales which did not occur in the third quarter of 2003. The Company's revenues per ton in the third quarter of 2003 declined 4.8% from those of the third quarter 2002. Gross margin for the third quarter of 2003 declined to 5.9% compared to 6.4% in the third quarter of 2002. OCTG inventory at September 30, 2003 was $72.7 million compared to $72.6 million at June 30, 2003 and $56.0 million at September 30, 2002. As of September 30, 2003, approximately 60% of Oil States' OCTG inventory was committed to customer orders.

    "We performed very well in the third quarter of 2003 as North American drilling and workover activity continued to strengthen," stated Douglas E. Swanson, Oil States' President and Chief Executive Officer. "We continued to experience good utilization of our assets and shipments of our products. However, the low level of offshore drilling in the US continued to hamper our Well Site Services and Tubular Services segments. Looking forward to the remainder of 2003, we expect to see continued strong land drilling activity in the US and Canada. However, we do not foresee a meaningful recovery in deeper land and offshore drilling activity in the US by year end."

    Oil States International, Inc. is a diversified solutions provider for the oil and gas industry. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution, hydraulic workover services and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS.

    Please visit Oil States International's website at www.oilstatesintl.com .

    The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2002 filed by Oil States with the SEC on March 13, 2003.


     (1) The term EBITDA consists of net income plus interest, taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as a supplemental disclosure because its management believes that EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.


                          Oil States International, Inc.
                             Statements of Operations
                     (in thousands, except per share amounts)
                                   (unaudited)

                                     Three Months Ended    Nine Months Ended
                                       September 30,         September 30,
                                      2003       2002       2003       2002

     Revenue                        $177,170   $154,595   $526,310   $456,033
     Costs and expenses:
       Cost of sales                 139,355    121,756    411,653    363,599
       Selling, general and
        administrative                14,306     12,697     42,037     36,888
       Depreciation and amortization   6,978      5,942     20,347     16,871
       Other expense / (income)         (162)        46          3        (69)
     Operating income                 16,693     14,154     52,270     38,744

     Interest income                     157        143        319        354
     Interest expense                 (1,654)    (1,158)    (5,020)    (3,172)
     Other income                        248         30        509        354
       Income before income taxes     15,444     13,169     48,078     36,280
     Income tax expense               (4,110)    (2,981)   (13,221)    (8,065)
       Net income applicable to
        common stock                 $11,334    $10,188    $34,857    $28,215

     Net income per common share
       Basic                           $0.23      $0.21      $0.72      $0.58
       Diluted                         $0.23      $0.21      $0.71      $0.58

     Average shares outstanding
       Basic                          48,554     48,297     48,515     48,260
       Diluted                        49,212     48,934     49,155     48,827

     Segment Data:
     Revenues
       Well Site Services            $56,560    $44,268   $188,284   $161,747
       Offshore Products              59,303     55,500    174,050    134,727
       Tubular Services               61,307     54,827    163,976    159,559
     Total Revenues                 $177,170   $154,595   $526,310   $456,033

     EBITDA (A)
       Well Site Services            $12,474     $8,872    $43,907    $32,840
       Offshore Products              10,934     10,901     28,880     24,060
       Tubular Services                1,948      1,669      4,619      3,035
       Corporate / Other              (1,437)    (1,316)    (4,280)    (3,966)
     Total EBITDA                    $23,919    $20,126    $73,126    $55,969

     Operating Income / (Loss)
       Well Site Services             $7,315     $4,591    $29,426    $20,468
       Offshore Products               9,063      9,376     23,200     19,504
       Tubular Services                1,761      1,515      3,951      2,578
       Corporate / Other              (1,446)    (1,328)    (4,307)    (3,806)
     Total Operating Income          $16,693    $14,154    $52,270    $38,744


                         Oil States International, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)
                                            Sep. 30,    Jun. 30,    Dec. 31,
                                              2003        2003        2002
     Assets
       Current assets
         Cash                                $15,001     $14,039     $11,118
         Accounts receivable                 135,462     120,445     116,875
         Inventory                           132,584     132,434     118,338
         Prepaid and other current assets      6,958       7,714       9,475
           Total current assets              290,005     274,632     255,806
       Property, plant and equipment, net    179,704     175,358     167,146
       Goodwill                              217,525     216,134     213,051
       Other long term assets                  8,838       9,005       8,213

     Total assets                           $696,072    $675,129    $644,216


     Liabilities and stockholders' equity
       Current liabilities
         Accounts payable and accrued
          liabilities                        $92,263     $82,385     $84,049
         Income taxes payable                  5,700       4,554       1,229
         Current portion of long term debt       841         868         913
         Deferred Revenue                      7,885       7,434       8,949
         Other current liabilities               841         860       1,402
           Total current liabilities         107,530      96,101      96,542
       Long term debt                        126,369     129,416     133,292
       Deferred income taxes                  19,859      19,961      18,303
       Postretirement healthcare and
        other benefits                         2,739       3,386       5,280
       Other liabilities                       4,393       3,967       3,220
           Total liabilities                 260,890     252,831     256,637

       Stockholders' equity
         Common stock                            486         486         485
         Additional paid-in capital          328,605     328,351     327,801
         Retained earnings                    99,243      87,909      64,386
         Accumulated other comprehensive
          income/(loss)                        7,189       5,838      (4,921)
         Treasury stock                         (341)       (286)       (172)
           Total stockholders' equity        435,182     422,298     387,579

     Total liabilities and stockholders'
      equity                                $696,072    $675,129    $644,216


                          Oil States International, Inc.
                 Additional Quarterly Segment and Operating Data
                                   (unaudited)

                                              Three Months Ended September 30,
                                                    2003               2002

     Additional Well Site Services
      Financial Data ($ in thousands)
       Revenues
         Accommodations                            $29,001            $20,749
         Hydraulic Workover Services                 7,679              7,146
         Rental Tools                               10,504              8,333
         Land Drilling                               9,376              8,040
       Total Revenues                              $56,560            $44,268

       EBITDA (A)
         Accommodations                             $5,872             $3,864
         Hydraulic Workover Services                 1,145              1,179
         Rental Tools                                3,011              1,719
         Land Drilling                               2,446              2,110
       Total EBITDA                                $12,474             $8,872

       Operating Income
         Accommodations                             $3,798             $2,094
         Hydraulic Workover Services                   240                402
         Rental Tools                                1,528                537
         Land Drilling                               1,749              1,558
       Total Operating Income                       $7,315             $4,591

     Well Site Services Supplemental
      Operating Data
       Accommodations Operating
        Statistics
         Average Mandays Served                      4,279              3,304
         Average Camps Rented
           Canadian Side-by-Side Camps                  11                  8
           US Offshore Steel Buildings
            (10 foot wide)                              77                 87

       Hydraulic Workover Services
        Operating Statistics
         Average Units Available                        29                 27
         Utilization                                 29.8%              29.9%
         Average Day Rate ($ in
          thousands per day)                          $9.6               $9.6
         Average Daily Cash Margin ($ in
          thousands per day)                          $2.3               $2.9

       Land Drilling Operating
        Statistics
         Average Rigs Available                         15                 13
         Utilization                                 91.6%              95.0%
         Implied Day Rate ($ in
          thousands per day)                          $7.4               $7.1
         Implied Daily Cash Margin ($ in
          thousands per day)                          $2.1               $2.0

     Offshore Products Backlog ($ in millions)       $72.9             $104.0

     Tubular Services Operating Data
       Shipments (Tons in thousands)                  69.8               59.2
       Quarter end Inventory ($ in thousands)      $72,740            $56,012

     (A) EBITDA consists of net income plus interest, taxes, depreciation, and amortization. See footnote (4) on page 23 of the Company's Annual Report on Form 10K for the year December 31, 2002 for an explanation of this non-GAAP financial measure.



SOURCE  Oil States International, Inc.
    -0-                             10/27/2003
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http:www.oilstatesintl.com /
    (OIS)

CO:  Oil States International, Inc.
ST:  Texas
IN:  OIL
SU:  ERN